CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Anteon International Corporation (the "Company") on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carlton B. Crenshaw, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

Date:  May 1, 2003                        By:/s/ Carlton B. Crenshaw
       -----------------                    ------------------------------------
                                             Carlton B. Crenshaw Senior
                                             Vice President and
                                             Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Anteon International Corporation and will be retained by Anteon International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.